EXHIBIT 10.11
POSSIS MEDICAL, INC.
AGREEMENT UNDER THE 1999 STOCK COMPENSATION PLAN
NON-QUALIFIED OPTIONS

     Option Agreement, made and entered into effective this day of , 200_, by and between Possis Medical, Inc., a Minnesota corporation (the "Company") and (DIRECTOR NAME) ("Optionee"), pursuant to the Company's 1999 Stock Compensation Plan.

     WHEREAS, the Company has adopted the Possis Medical, Inc. 1999 Stock Compensation Plan (the "Plan"), which permits issuance of stock options for the purchase of shares of common stock of the Company, and the Company has taken all necessary actions to grant the following option pursuant and subject to the terms of the Plan.

     NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Optionee hereby agree as follows:

     NONQUALIFIED STOCK OPTIONS for a total of _________ (______) shares of Common Stock, par value 40 cents per share, of Possis Medical, Inc. ("Possis" or the "Company"), are hereby granted to (DIRECTOR NAME) ("Optionee") at the price specified herein and subject to the terms, definitions and provisions of this Agreement, and of the Possis Medical, Inc., 1999 Stock Compensation Plan (the "Plan").

     1. Grant of Option. The Company hereby grants Optionee the right and option (the "Option") to purchase all or any part of an aggregate __________ (______) shares of the Company's common stock at an option price of _________ Dollars ($_____) per share on the terms and conditions set forth in this Agreement and in the Plan. The price herein is the market price of the stock on ___________, the date of grant (which was $______ per share). The Option is issued pursuant to the Plan and is subject to its terms. A copy of the Plan will be furnished upon the request of Optionee.

     2. Exercise of Option. This Option shall be exercisable solely in accordance with the provisions of this Agreement. The shares subject to this Option shall become exercisable, in full, as follows:

             Date                      No. of Shares Becoming Exercisable


     Provided, however, that in the event of a change in control of the Corporation, as defined in the Plan, all options hereunder shall be accelerated and be rendered fully exercisable and vested. This Option shall in all cases expire ten years from the date of this grant or the date immediately aforesaid if earlier and this Option shall thereafter be wholly void and of no effect.

     3. Notice and Method of Exercise. Subject to the foregoing, the Option may be exercised in whole or in part from time to time by serving written notice of exercise on the Company at its principle office. Optionee's written notice of exercise shall state the election to exercise the Option and the number of whole shares in respect to which it is being exercised. The notice shall contain such representations and agreements as to Optionee's investment intent with respect to the Common Stock as may be satisfactory to counsel for Possis. Payment of the purchase price for the shares shall accompany the written notice of exercise and shall be in the following form: cash (including bank check, personal check or money order payable to the Company), or, at the discretion of the Company, by delivering to the Company for cancellation shares of the Company's common stock already owned by Optionee, having a fair market value equal to the full purchase price of the shares being acquired or a combination of cash and such shares, or such other instrument or method as the Company shall accept.

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     4.  Restrictions  on Exercise.  This Option may not be exercised if, in the opinion of counsel for Possis, the issuance or sale of the shares pursuant to exercise would be contrary to any agreement between Possis and a stock exchange upon which the Common Stock may be listed or if such issuance would constitute a violation of applicable securities laws or regulations. If required by counsel for Possis, prior to exercise of the Option granted herein, Optionee shall deliver to Possis an affidavit averring Optionee's affiliated status with Possis and Optionee's knowledge and familiarity with material financial information related to Possis and, further, the opinion of Optionee's counsel directed to Possis to the effect that the exercise of the Option shall not constitute a violation of applicable securities laws or regulations, each of the foregoing to be in such form and substance as may be satisfactory to counsel for Possis.

     5. Nontransferability. This Option shall not be transferable or assignable by the Optionee in any manner otherwise than by will or the laws of descent and distribution. All options granted hereunder shall be exercisable during Optionee's lifetime only by Optionee.

     6. Disputes. Any dispute or disagreement which should arise under, or as a result of or in any way related to, the interpretation, construction or application of this Option shall be determined by Disinterested Members of the Board of Directors and legal counsel for Possis. Any determination made by said persons shall be final, binding and conclusive for all purposes.

     7. Conditions of Continuing  Option.
     a. Termination for Cause. If, prior to exercise of any portion of this Option, Optionee is removed for cause as a Director of Possis or as a Director of any Possis subsidiary, this Option shall terminate to the extent not previously exercised by Optionee.

     b. Termination other than for Cause. In the event that Optionee's affiliation as a Director of either Possis or a Possis subsidiary is terminated other than for cause, Optionee may exercise any options then exercisable (and only options to the extent then exercisable) for a period of three (3) months after such termination, except as otherwise provided herein.

     c. Termination by Retirement. If an optionee's affiliation with the Company or any Subsidiary, Parent, or Affiliate terminates by reason of Retirement, any Stock Option held by optionee may thereafter be exercised, to the extent it was exercisable at the time of Retirement or on such accelerated basis as the Committee may determine at or after grant, until the earlier of (i) five years from the date of Retirement; or (ii) the expiration of the stated term of such Stock Option, unless otherwise determined by the Committee at the time of grant; provided, however, that if the optionee dies prior to the exercise of such Stock Option, any unexercised Stock Option held by such optionee shall thereafter be exercised to the extent to which it was exercisable at the time of death for a period of one year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

     "Retirement" means a Participant's retirement from active employment with the Company or any Affiliate, Subsidiary, or Parent of the Company, either (i) on or after the normal retirement date specified in any applicable policy of the Company or such Affiliate, Subsidiary, or Parent or (ii) with the consent of the Possis Medical, Inc. Board of Directors.


Date of Option Grant:
                                     POSSIS MEDICAL, INC.

                                     By
                                     Its Vice President, Legal Affairs
                                     and Human Resources
                                     General Counsel and Secretary

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                        ACKNOWLEDGEMENT OF OPTION GRANT

                              NON-QUALIFIED OPTION







     (DIRECTOR NAME) ("Optionee") acknowledges that he has been provided with a copy of the Possis Medical, Inc., 1999 Stock Compensation Plan and of the Possis Medical, Inc., Agreement Under the 1999 Stock Compensation Plan - Non-Qualified Options and represents that Optionee is familiar with the terms and provisions thereof and hereby accepts the __________ option grant described therein, subject to said terms and provisions. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations by Possis Medical, Inc.'s legal counsel with respect to any questions arising under the Plan. Optionee acknowledges that the Option is not granted pursuant to a plan qualified under Section 422A of the Internal Revenue code of 1954, as amended, and is not eligible for federal income tax treatment as provided therein. Optionee acknowledges that the exercise of the option and sale of the underlying stock is subject to the Securities Exchange Act of 1934, Section 16, concerning insider trading of Possis securities. Optionee acknowledges that all decisions and determinations with respect to exercise of the Option and the tax consequences arising from the exercise or disposition of the shares are to be made solely by Optionee and that Optionee has received no investment or tax advice or counsel with respect thereto from Possis or any affiliate of Possis Medical, Inc., or from any employee or agent of either.



Date of Grant:



Date of execution:











         (DIRECTOR NAME), Optionee